UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549

                               FORM 8-K

                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): October 30, 1998

                 -------------------------------------

                      BEST OF AMERICA CORPORATION
        (Exact name of registrant as specified in its charter)

          CO                                                      84-1082394
(State or other jurisdiction   (Commission File Number)     (I. R. S. Employer
   of incorporation)                                         Identification No.)

     6748 Renoir Avenue, Suite 1, Baton Rouge, LA                70806
       (Address of principal executive offices)               (Zip code)


                            (504) 926-0596
         (Registrant's telephone number, including area code)


item 4.  Changes in Registrant's Certifying Accountant.

1. (i) The Registrant's former independent accountant, James E. Scheifley & Associates, P.C. ("Scheifley") was notified on October 30, 1998, that it would no longer be the Registrant's Certifying Accountant after the final preparation of the Registrant's third quarter 10-Q report.

     (ii) The audit report by Scheifley dated April 15, 1997, on the Registrant's balance sheet as of December 31, 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the years ending December 31, 1996, and 1995, and the audit report by Scheifley dated March 20, 1998, on the Registrant's balance sheet as of December 31, 1997, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the years ending December 31, 1997, and 1996, did not contain an adverse opinion or a disclaimer opinion or was qualified as to uncertainty, audit scoop or accounting principals.
          However, both reports contained an explanatory paragraph regarding the Registrants' ability to continue as a going concern.

   (iii) During the period covered by the financial statements through the date of dismissal of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     (iv) The decision to change the Certifying Accountants was decided by the Registrant's Board of Directors.

     (v) The Registrant has requested Scheifley to furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant in this disclosure. Upon receipt of the letter, the Registrant will file the letter by amendment to this disclosure.

2. On October 30, 1998, the Registrant engaged Postlethwaite & Netterville, APAC as its new Certifying Accountant.


                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   BEST OF AMERICA CORPORATION

Date: November 5, 1998             /s/ Julian P. Rish
                                   Julian P. Rish, Secretary